                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 13, 1996
                                                       -----------------

                  Healthdyne Information Enterprises, Inc.
                  ----------------------------------------
           (Exact name of registrant as specified in its charter)

      Georgia                        0-270576                   58-2112366
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission               (I.R.S. Employer
incorporation or organization)     File Number)             Identification No.)


     1850 Parkway Place, Suite 1100, Marietta, Georgia         30067
--------------------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)

     (Registrant's telephone number, including area code): (770) 423-8450
                                                           --------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5 Other Events

        On November 13, 1996, Healthdyne Information Enterprises, Inc. (the "Company") announced that it has entered into an agreement in principle for an option to acquire an additional 36% equity ownership interest in Criterion Health Strategies, Inc. ("CHS"), a Nashville-based affiliate that provides healthcare enterprise management software tools and services. The Company currently holds a promissory note convertible into a 32% equity interest in CHS, and has previously entered into an agreement in principle to acquire an option for the remaining 32% equity interest held by another shareholder. The information contained in such press release is hereby incorporated by reference into this report.

ITEM 7 Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

       99 Press release of the Company dated November 13, 1996, regarding the acquisition of an option to acquire additional interest in CHS.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Healthdyne Information Enterprises, Inc.


                                      By: /s/ Joseph G. Bleser
                                          -------------------------------------
                                      Joseph G. Bleser
                                      Vice President -Finance,
                                      Chief Financial Officer, Treasurer
                                      and Secretary
                                      (duly authorized and principal
                                      financial officer)

Dated: November 18, 1996

                                 EXHIBIT INDEX

Exhibit
Number    Description


  99 Press release of Healthdyne Information Enterprises, Inc. (the "Company") dated November 13, 1996 regarding the acquisition of an option to acquire additional interest in Criterion Health Strategies, Inc.